Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-4 of our report dated September 29, 2021, relating to the financial statements of Allego Holding, B.V. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Ernst & Young LLP
Amsterdam, Netherlands
September 30, 2021